Exhibit 23.3

ACCOUNTANTS’ CONSENT

The Board of Directors
Aether Systems, Inc.

We consent to the use of our report dated February 15, 2000 on the financial statements of Riverbed Technologies, Inc. as of December 31, 1998 and 1999 and for the period from October 21, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia
November 28, 2001